                                                                    Exhibit 10.1

--------------------------------------------------------------------------------






                         SECURITIES PURCHASE AGREEMENT

                                 By and Between

                           MILLER EXPLORATION COMPANY

                                      and

                        GUARDIAN ENERGY MANAGEMENT CORP.



                                 July 11, 2000




-------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                   ARTICLE I

                                  DEFINITIONS

Section 1.1    Definitions.....................................................1
Section 1.2    References and Titles...........................................7

                                  ARTICLE II

                           PURCHASE OF COMMON STOCK

Section 2.1    Purchase of Securities; Issuance of Convertible Note............8

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

Section 3.1    Representations and Warranties of the Company...................8
Section 3.2    Representations and Warranties of Purchaser....................22

                                  ARTICLE IV

                                   COVENANTS

Section 4.1    Furnishing of Information......................................24
Section 4.2    Stockholder Approval; Proxy Statement..........................24
Section 4.3    Nasdaq Listing.................................................24
Section 4.4    Approvals......................................................25
Section 4.5    HSR Act Notification...........................................25
Section 4.6    Board of Directors.............................................25
Section 4.7    Right of First Offer...........................................25
Section 4.8    Concurrent Deliveries..........................................27

                                   ARTICLE V

                                INDEMNIFICATION

Section 5.1    Indemnification of Purchaser...................................27
Section 5.2    Indemnification of Company.....................................27
Section 5.3    Defense of Third-Party Claims..................................27
Section 5.4    Direct Claims..................................................29

Section 5.5    Limitations....................................................29

                                  ARTICLE VI

                                 MISCELLANEOUS

Section 6.1     Survival of Provisions........................................29
Section 6.2     No Waiver; Modification in Writing............................29
Section 6.3     Specific Performance..........................................30
Section 6.4     Severability..................................................30
Section 6.5     Parties in Interest...........................................30
Section 6.6     Notices.......................................................30
Section 6.7     Counterparts..................................................32
Section 6.8     Shared Expenses...............................................32
Section 6.9     Entire Agreement..............................................32
Section 6.10    Governing Law.................................................32
Section 6.11    Public Announcements..........................................32
Section 6.12    Assignment....................................................32

                         SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT, dated as of July 11, 2000, by and between Miller Exploration Company, a Delaware corporation (the "Company"), and Guardian
                                                         -------
Energy Management Corp., a Michigan corporation ("Purchaser").
                                                  ---------

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.1   Definitions.  As used in this Agreement, and unless the
                    -----------
context requires a different meaning, the following terms have the meanings indicated:

     "Additional Securities" has the meaning set forth in Section 4.7.

     "Affiliate" means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

     "Agreement" means this Securities Purchase Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

     "Approval" means any approval, authorization, grant of authority, consent, order, qualification, permit, license, variance, exemption, franchise, concession, certificate, filing or registration, or any waiver of the foregoing, or any notice, statement or other communication required to be filed with or delivered to any Governmental Entity or any other Person.

     "Authorized Preferred Stock" has the meaning set forth in Section
3.1(c)(i).

     "Board" means the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its obligations thereunder.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York, New York or Detroit, Michigan generally are authorized or required by law or other government actions to close.

     "Bylaws" means the bylaws of the Company, as amended to the date hereof.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     "Common Stock" means the Company's common stock, par value $.01 per share.

     "Company" has the meaning set forth in the introductory paragraph hereof.

     "Company Disclosure Schedule" has the meaning set forth in Section 3.1.

     "Company Indemnified Costs" means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable legal fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Company Indemnified Parties incurs and that arise out of (i) any breach or default by Purchaser of any of the representations or warranties under this Agreement or any agreement or document executed in connection herewith or (ii) any breach by Purchaser of any of the covenants or agreements under this Agreement or any other Transaction Documents.

     "Company Indemnified Parties" means each of the Company and its Subsidiaries and each officer, director, employee, stockholder and Affiliate of the Company.

     "Company Options" has the meaning set forth in Section 3.1(c).

     "Company SEC Documents" has the meaning set forth in Section 3.1(e).

     "Contracts" means all agreements, contracts, or other binding commitments, arrangements or plans written to which the Company or any of its Subsidiaries is a party or is otherwise bound.

     "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Convertible Note or issuable upon the exercise of any of the Warrants.

     "Convertible Note" means that certain subordinated convertible promissory note in principal amount of $5,000,000 issued by the Company to Purchaser concurrently with the execution hereof.

     "Debt", without duplication, means (a) all indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Company and its Subsidiaries, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (b) all deferred indebtedness of the Company and its Subsidiaries for the payment of the purchase price of property or assets purchased, (c) all obligations of the Company and its Subsidiaries to pay rent or other payment amounts under a lease of real or personal property which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP, (d) any outstanding reimbursement obligation of the Company or its Subsidiaries with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company or its Subsidiaries, (e) any payment obligation of the Company or its Subsidiaries under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (f) all indebtedness for borrowed money secured by any Lien existing on property owned by the Company or its Subsidiaries, whether or not indebtedness secured thereby shall have been assumed, (g) all guaranties, endorsements, assumptions and other contingent obligations of the Company or its Subsidiaries in respect of, or to purchase or to otherwise acquire, indebtedness for borrowed money of others, (h) all off balance sheet items such as, by way of example, sale/lease backs that are not Capital Leases, repurchase obligations re: accounts receivable sold, or synthetic leases, (i) all other short-term and long-term liabilities of the Company or its Subsidiaries of any nature, other than accounts payable and accrued liabilities incurred in the ordinary course of business, and (j) all premiums, penalties and change of control payments required to be paid or offered in respect of any of the foregoing as a result of the consummation of the transactions contemplated by the Transaction Documents regardless if any of such are actually paid.

     "Effective Date" means the first date on which Common Stock may be issued based on the conversion of the Convertible Note or the exercise of the Warrants.

     "Employee Benefit Plans" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan providing benefits to any present or former employee or contractor of Seller or any member of the ERISA Group maintained by any such entity.

     "Encumbrances" means any and all claims, liens, pledges, charges, encumbrances, security interests, options, trusts, commitments or other restrictions of any kind whatsoever.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "GAAP" has the meaning set forth in Section 3.1(e).

     "Governmental Entity" means any agency, bureau, commission, court, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise, (ii) federal, state or local or (iii) domestic or foreign.

     "HSR Act" has the meaning set forth in Section 3.1(d)(iii).

     "Indemnified Parties" means the Purchaser Indemnified Parties or the Company Indemnified Parties, as the case may be.

     "Indemnifying Party" means any person who is obligated to provide indemnification hereunder.

     "Intangible Property" has the meaning set forth in Section 3.1(t).

     "IRS" has the meaning set forth in Section 3.1(p)(ii).

     "Knowledge" has the meaning set forth in Section 3.1(j).

     "Law" means any constitutional provision, statute or other law, ordinance, rule, regulation or interpretation of any thereof and any Order of any Governmental Entity (including environmental laws).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

     "Litigation" has the meaning set forth in Section 3.1(k).

     "Material Adverse Effect" or "Material Adverse Change" means any effect, change, event or occurrence that is materially adverse to the business, operations, properties, condition (financial or otherwise), results of operations, assets, or liabilities of the Company and its Subsidiaries taken as a whole.

     "Material Contracts" has the meaning given it in Section 3.1(l)(i).

     "Nasdaq" means the Nasdaq Stock Market.

     "Offer Notice" has the meaning set forth in Section 4.7.

     "Offer Price" has the meaning set forth in Section 4.7.

     "Offered Securities" has the meaning set forth in Section 4.7.

     "Oil and Gas Properties" has the meaning set forth in Section 3.1(z).

     "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

     "Per Share Acquisition Price" means an amount equal to the Offer Price divided by the number of shares of Common Stock acquired, or acquirable upon exercise or conversion of other securities acquired, pursuant to a Private Placement.

     "Permitted Assignee" shall have the meaning set forth in Section 6.11

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Private Placement" means any issuance or sale by the Company of shares of Common Stock or other securities exercisable for or convertible into shares of Common Stock pursuant to a bona fide offer to a person who is not an Affiliate, director, officer or employee of the Company and who is not related by blood, marriage or affinity to any director, officer or employee of the Company or of an Affiliate of the Company, other than (i) pursuant to a registered underwritten public offering under the Securities Act, (ii) pursuant to a merger of the Company or a Subsidiary of the Company into or with another entity or an acquisition by the Company or a Subsidiary of the Company of another business or corporation or the assets thereof, provided that such entity is not an Affiliate of the Company or of any officer, director or beneficial owner of ten percent or more of the outstanding capital stock of the Company, (iii) issuances or sales of Common Stock or Common Stock equivalents to any Person who is an employee, officer, and/or director of the Company and/or any of its Subsidiaries pursuant to employee benefit or similar plans or arrangements of the Company and/or its Subsidiaries, that have been approved by the Board and the stockholders of the Company (or to issuances of Common Stock upon the exercise or conversion of any such Common Stock equivalents), (iv) issuances or sales of Common Stock of the Company upon exercise of any Common Stock equivalents (A) outstanding on the date hereof (including the Veritas warrant as described in Schedule 3.1(c)(iii)) or (B) with respect to which Purchaser has received an Offer Notice pursuant to
Section 4.7(a) hereof, (v) securities distributed or set aside ratably to all holders of capital stock of the Company on a per share equivalent basis, or (vi) subject to approval by the Board and stockholders of the Company, issuances or sales of approximately two million five hundred thousand dollars ($2,500,000.00) worth of Common Stock or Common Stock equivalents to Eagle Investments, Inc. ("Eagle") as consideration for two million five hundred thousand dollars ($2,500,000.00) in property and/or cash from Eagle, as previously disclosed to the Purchaser.

     "Proxy Statement" has the meaning set forth in Section 3.1(d)(iii).

     "Purchase Price" has the meaning set forth in Section 2.1(b).

     "Purchaser" has the meaning set forth in the introductory paragraph hereto.

     "Purchaser Indemnified Costs" means any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable legal fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Purchaser Indemnified Parties incurs and that arise out of (i) any breach or default by the Company of any of the representations or warranties under this Agreement or any agreement or document executed in connection herewith, (ii) any breach by the Company of any of the covenants or agreements (other than breaches of covenants to be performed by the Company after the date hereof) of the Company under this Agreement or any other Transaction Document executed in connection herewith or (iii) are incurred in connection with any litigation or proceedings brought by any stockholder of the Company (whether such action is brought in such stockholder's name or derivatively on behalf of the Company) in respect of the transactions contemplated by this Agreement.

     "Purchaser Indemnified Parties" means Purchaser and each officer, director, employee, stockholder and Affiliate of Purchaser.

     "Reserve Report" means the most recent reserve information prepared by the Company's engineers estimating the proved reserves attributable to the Oil and Gas Properties as of March 1, 2000 and described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

     "ROFO Acceptance Notice" shall have the meaning set forth in Section 4.7.

     "ROFO Acceptance Period" shall have the meaning set forth in Section 4.7.

     "ROFO Acceptance Securities" shall have the meaning set forth in Section
4.7.

     "ROFO Closing" shall have the meaning set forth in Section 4.7.

     "ROFO Closing Period" shall have the meaning set forth in Section 4.7.

     "Rule 144" means Rule 144 under the Securities Act of 1933, as amended, and any successor rule thereto.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Convertible Note and the Warrants.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Stockholders' Meeting" has the meaning set forth in Section 4.2.

     "Share Issuance" has the meaning set forth in Section 3.1(d).

     "Stock Plans" means the Company's 1997 Stock Option and Restricted Stock Plan, as amended, and the Equity Compensation Plan for Non-Employee Directors, as amended.

     "Stockholder Approval" shall have the meaning set forth in Section 4.7.

     "Subsidiary" means, (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by a Subsidiary of the Company or by the Company and another Subsidiary, or (ii) any other Person (other than a corporation) in which the Company, a Subsidiary or the Company and a Subsidiary, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

     "Tax" or "Taxes" has the meaning set forth in Section 3.1(p).

     "Tax Return" has the meaning set forth in Section 3.1(p).

     "Transaction Documents" means this Agreement, the Convertible Note, the Warrants, the Voting Agreement, the Registration Rights Agreements and any other documents or instruments executed or delivered in connection herewith or therewith.

     "Transfer" has the meaning set forth in Section 3.2(e).

     "Voting Agreement" means that certain voting agreement of even date herewith by and among the Company, Purchaser and certain stockholders of the Company.

     "Warrants" means those certain common stock purchase warrants issued by the Company to Purchaser concurrently with execution of the Agreement.

      Section 1.2   References and Titles.  All references in this Agreement to
                    ---------------------
Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section," "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

                                  ARTICLE II

                            PURCHASE OF COMMON STOCK
                            ------------------------

      Section 2.1   Purchase of Securities; Issuance of Convertible Note.
                    ----------------------------------------------------

          (a) Subject to the terms and conditions herein set forth, concurrently with the execution hereof the Company is issuing and selling to Purchaser, and Purchaser is purchasing from the Company, the Convertible Note and the Warrants.

          (b) The purchase price payable for the Securities to be purchased hereunder shall be $5,000,000.00 (the "Purchase Price").
                                       --------------


     ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      Section 3.1   Representations and Warranties of the Company.  The Company
                    ---------------------------------------------
represents and warrants to Purchaser as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date hereof and delivered by the Company to Purchaser concurrently herewith (the "Company
                                                                  -------
Disclosure Schedule") and made a part hereof by reference):
-------------------

              (a)   Organization, Standing and Power. The Company and each of
                    --------------------------------
its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate or other such entity power and authority to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered (or, in the case of the Company's Subsidiaries, made available) to Purchaser prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and Bylaws, as in effect on the date hereof, and the certificate of incorporation and bylaws (or comparable organizational documents) of its Subsidiaries, in each case as amended to the date hereof.

              (b)     Subsidiaries. Schedule 3.1(b) of the Company Disclosure
                      -----------------------------
Schedule sets forth a true and complete list, as of the date hereof, of each Subsidiary of the Company, together with the jurisdiction of incorporation or organization. All the outstanding shares of capital stock (or other voting or equity securities or interests, as applicable) of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all Liens. Except for the capital stock of its Subsidiaries and the partnership interests listed in
Schedule 3.1(b) of the Company Disclosure Schedule, the Company does not own,
---------------
directly or indirectly, any capital stock (or other voting or equity securities or interests, as applicable) of any corporation, limited liability company, partnership, joint venture or other entity.

           (c) Capital Structure.
               -----------------

               (i) The authorized capital stock of Company consists of 40,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share (the "Authorized Preferred Stock"). Of these
                                    --------------------------
     amounts: (A) 12,704,208 shares of Common Stock are issued and outstanding,
     (B) no shares of Authorized Preferred Stock are issued and outstanding, (C) no shares of Common Stock are held by the Company in its treasury and (D) no shares of Common Stock are held by any of the Company's Subsidiaries.

               (ii) There are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which holders of Common Stock or Authorized Preferred Stock may vote.

               (iii) Except for rights under the Stock Plans and as set forth in Schedule 3.1(c)(iii) of the Company Disclosure Schedule, there are no outstanding warrants, stock options, stock appreciation rights or other rights to receive any capital stock of the Company. Schedule 3.1(c)(iii) of the Company Disclosure Schedule sets forth a complete and correct list, including the aggregate amount of shares reserved for issuance under the Stock Plans, as of the date hereof, of the number, class and series of shares subject to all warrants, options, stock appreciation rights or other rights to receive any of the capital stock of the Company (collectively, "Company Options"), and the exercise or base prices thereof. Except for the Company Options and, except as set forth above or in Schedule 3.1(c)(iii) of the Company Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock (or other voting or equity securities or interests, as applicable) of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Schedule 3.1(c)(iii) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or other voting or equity securities or interests, as applicable) of the Company or any of its Subsidiaries.

               (iv) All outstanding shares of capital stock (or other voting or equity securities or interests, as applicable) of the Company and its Subsidiaries are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights.

               (v) Except as contemplated by the Voting Agreement or in the other Transaction Documents or as set forth in Schedule 3.1(c)(iii) of the
                                                    --------------------
     Company Disclosure Schedule, there are not any stockholder agreements, voting agreements or trusts, proxies or other agreements or contractual obligations to which the Company or any Subsidiary is a party or bound with respect to the voting or disposition of any shares of the capital stock (or other voting or equity securities or interests, as applicable) of the Company or any of its Subsidiaries and, to the Company's knowledge, there are no other stockholder agreements, voting agreements or trusts, proxies or other agreements or contractual obligations among the stockholders of the Company with respect to the voting or disposition of any shares of the capital stock (or other voting or equity securities or interests, as applicable) of the Company or any of its Subsidiaries.

           (d) Authority; No Violations; Approvals.
               -----------------------------------

               (i) The Board has approved this Agreement and each of the transactions contemplated hereby, and declared this Agreement to be in the best interests of the stockholders of the Company. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate each of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of each of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than the approval of the issuance of the Conversion Shares (the "Share Issuance") by a majority of the votes cast on such matter at the meeting of stockholders called for such purposes as provided in Section 4.2. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligation of Purchaser, constitutes a valid and binding obligation of Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (ii)   Except as set forth in Schedule 3.1(d)(ii) of the Company
                                             -------------------
     Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or otherwise result in a material detriment to the Company or any of its Subsidiaries under, any provision of (A) the Certificate of Incorporation or Bylaws of the Company or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease, other agreement or Approval applicable to the Company or any of its Subsidiaries, (C) any joint venture or other ownership arrangement or (D) assuming the Approvals referred to in
     Section 3.1(d)(iii) are duly and timely obtained or made, any Law or Order applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or
     (D), any such conflicts, violations, defaults, rights, Liens, detriments, Laws or Orders that, individually or in the aggregate, have not had and could not reasonably be expected to (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or (z) delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

               (iii) No Approval from any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any other Transaction Document by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for: (A) if applicable, the filing of a notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                            ---
     Act"), and the expiration or termination of the applicable waiting period
     ---
     with respect thereto prior to the exercise of the Warrants; (B) the filing with the SEC of (x) a proxy statement in preliminary and definitive form relating to the meeting of the stockholders of the Company to be held in connection with the approval of the Share Issuance (the "Proxy Statement")
                                                              ---------------
     and (y) such reports under Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby; (C) such Approvals as may be required by any applicable state securities or "blue sky" laws; (D) such Approvals as may be required by any foreign securities, corporate or other Laws; and (E) any such Approval the failure of which to be made or obtained has not had and could not reasonably be expected to (1) impair the ability of the Company to perform its material obligations under any of the Transaction Documents or (2) delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

          (e) SEC Documents.  The Company has made available to Purchaser a true
              -------------
and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since March 31, 1998 (the "Company SEC Documents"), which are all the documents (other than
           ---------------------
preliminary materials) that the Company was required to file with the SEC between March 31, 1998 and the date hereof. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles of the United States of America ("GAAP") applied on a consistent basis during the periods involved
          ----
(except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the Company SEC Documents, there are no agreements, arrangements or understandings between the Company and any party who is or was at any time prior to the date hereof but after March 31, 1998 an Affiliate of the Company that are required to be disclosed in the Company SEC Documents.

          (f) Information Supplied.  None of the information included or
              --------------------
incorporated by reference in the Proxy Statement will, at the date mailed to stockholders of the Company or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholders' Meeting any event with respect to the Company or any of its Subsidiaries, or with respect to other information in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company or its Subsidiaries, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          (g) Absence of Certain Changes or Events.  Except as disclosed in
              ------------------------------------
Schedule 3.1(g) of the Company Disclosure Schedule, or except as contemplated by
---------------
this Agreement, since December 31, 1999, each of the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not occurred: (i) any material casualties affecting the Company or any of its Subsidiaries or any material loss, damage or destruction to any of their respective properties or assets, including the Oil and Gas Properties; or (ii any event, circumstance or fact that has had or could reasonably be expected to (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or (z) delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

          (h) No Undisclosed Material Liabilities.  Except as set forth on
              -----------------------------------
Schedule 3.1(h) of the Company Disclosure Schedule, there are no material
---------------
liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto, other than: (i) liabilities adequately provided for on the balance sheet of the Company dated as of March 31, 2000 (including the notes thereto) contained in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2000; (ii liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2000; and (ii liabilities arising under the Transaction Documents.

          (i) No Default.  Neither the Company nor any of its Subsidiaries is in
              ----------
default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Certificate of Incorporation or Bylaws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii any loan or credit agreement, note, bond, mortgage, indenture, lease, instrument, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound, or (ii any Law applicable to the Company or any of its Subsidiaries, except in the case of clause (ii) and
(iii), for violations or defaults that, individually or in the aggregate, have not had and could not reasonably be expected to (x) have a Material Adverse Effect on the Company, (y) impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or (z) delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

          (j) Compliance with Applicable Laws.  The Company and each of its
              -------------------------------
Subsidiaries has in effect all Approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, and there has occurred no default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) under any such Approval, except for failures to obtain, or for defaults or violations under, Approvals which failures, defaults or violations, individually or in the aggregate, have not had and could not reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or (ii delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents. Except as set forth in Schedule 3.1(j) of the
                                                      ---------------
Company Disclosure Schedule, the businesses of the Company and its Subsidiaries are in compliance with all applicable Laws and Orders, except for possible noncompliance, which individually or in the aggregate, has not had and could not reasonably be expected to have any effect referred to in clause (i), (ii) or
(iii) above. No investigation or review by any Governmental Entity with respect to the Company, any of its Subsidiaries, the transactions contemplated by this Agreement and the other Transaction Documents, is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company or any of its Subsidiaries any intention to conduct the same, other than those the outcome of which, individually or in the aggregate, has not had and could not reasonably be expected to have any effect referred to in clause (i), (ii) or
(iii) above. For purposes of this Agreement "knowledge" means the actual
                                             ---------
knowledge of the officers, directors or senior managers of Purchaser or the Company, as the case may be, after reasonable inquiry.

          (k) Litigation.  Except as disclosed on Schedule 3.1(k) of the Company
              ----------                          ---------------
Disclosure Schedule, there is no suit, action, proceeding or indemnification claim, at law or in equity, pending before any Governmental Entity, or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries ("Litigation"), and the Company is not a party to any
                          ----------
Litigation, and the Company and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Litigation, that (in any case) has had or could reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or (ii delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents, nor is there any Order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries which has had or could reasonably be expected to have any effect referred to in clause (i), (ii) or (iii) above.

     (l) Certain Agreements; Contract Interests.
         --------------------------------------

               (i) Except as disclosed on Schedule 3.1(l) of the Company
                                          ---------------
     Disclosure Schedule, there are no (A) employment or consulting Contracts (unless such employment or consulting Contracts are terminable without liability or penalty on 30 days or less notice), (B) Contracts under which any party thereto remains obligated to provide goods or services having a value, or to make payments aggregating (for Debt or otherwise), in excess of $500,000 per year, (C) other Contracts that are material to the Company and its Subsidiaries, taken as a whole, or their respective business, and
     (D) Contracts with Affiliates, in any such case, to which the Company or any Subsidiary is a party or to which the Company or any Subsidiary or their respective assets is bound (such Contracts disclosed or required to be disclosed, the "Material Contracts"). Each Material Contract is a valid
                        ------------------
     and binding obligation of the Company or one of its Subsidiaries and, to the best knowledge of the Company, of each party thereto other than the Company or its respective Subsidiary and is in full force and effect without amendment.

               (ii) The Company or the relevant Subsidiary and, to the best knowledge of the Company, each other party to the Material Contracts, has performed in all material respects the obligations required to be performed by it under the Material Contracts and is not (with or without lapse of time or the giving of notice, or both) in breach or default thereunder.

               (iii) The Company has made available to Purchaser (A) true and correct copies of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Debt of the Company or any of its

     Subsidiaries is outstanding or may be incurred and (B) accurate information regarding the respective principal amounts currently outstanding thereunder.


          (m) Title to Properties.  Except as disclosed in Schedule 3.1(m) to
              -------------------                          ---------------
the Company Disclosure Schedule, the Company and its Subsidiaries have good and defensible title to all the producing oil and gas properties described in the Company SEC Documents as being owned by them or to be owned by them on the date hereof, title investigations have been conducted with respect to such properties in accordance with customary practices in the oil and gas industry, and such properties are free and clear of any Liens except for (i) Liens for taxes not yet due, and (ii other Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (n)  Intentionally omitted.
               ---------------------

          (o) Status of Shares.  Subject to receipt of the approval of the Share
              ----------------
Issuance by the Company's stockholders as contemplated by Section 4.2, the issuance of the Conversion Shares has been duly authorized by all necessary corporate action on the part of the Company and such Conversion Shares, when delivered to Purchaser against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and the issuance and sale of the Shares is not and will not be subject to preemptive rights of any other stockholder of the Company.

           (p) Taxes.  Except as disclosed in Schedule 3.1(p) of the Company
               -----                          ---------------
Disclosure Schedule:

               (i) Each of the Company, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all U.S. federal income Tax Returns (as hereinafter defined), and all other material Tax Returns, required to be filed or sent by or with respect to it, and all such Tax Returns are true, correct and complete in all material respects, (B) duly paid or deposited on a timely basis all Taxes (as hereinafter defined) that are shown to be due and payable on or with respect to such Tax Returns (including all required estimated Tax payments sufficient to avoid material under-payment penalties), and all material Taxes that are otherwise due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Company's most recent audited financial statements) for which the Company or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of the Company and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable Laws relating to the reporting, payment and withholding of Taxes that are required to be withheld from payments to employees, independent contractors, creditors, stockholders or any other third party and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

               (ii) No audits or other administrative proceedings or court proceedings are presently pending, or to the best knowledge of the Company, threatened, with regard to any Taxes for which the Company or any of its Subsidiaries would be liable, and no material deficiency for any Taxes has been proposed, asserted or assessed (whether by examination report or prior to completion of examination by means of notices of proposed adjustment or other similar requests or notices) pursuant to such examination against the Company or any of its Subsidiaries by any taxing authority with respect to any period.

               (iii) Neither the Company nor any of its Subsidiaries has executed or entered into with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessment or collection of any income or franchise Taxes for which the Company or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax Law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits, for the Company or any of its Subsidiaries for any taxable period ending after the date hereof.

               (iv) Neither the Company nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code or that would constitute compensation whose deductibility is limited under Section 162(m) of the Code.

               (v) Neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under, any tax sharing or allocation agreement or similar agreement or arrangement.

               (vi) There are no requests for rulings or outstanding subpoenas from any taxing authority for information with respect to Taxes of the Company or any of its Subsidiaries and, to the best knowledge of the Company, no material reassessments (for property or ad valorem tax purposes) of any assets or any property owned or leased by the Company or any of its Subsidiaries have been proposed in written form.

               (vii) No consent to the application of Section 341(f)(2) of the Code has been made or filed by or with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in any accounting method of the Company or any of its Subsidiaries. To the best knowledge of the Company, neither the IRS nor any other taxing authority has proposed in writing, and neither the Company nor any of its Subsidiaries is otherwise required to make, any such adjustment or change in accounting method.

          For purposes of this Agreement, "Tax" (and, with correlative meaning,
                                           ---
"Taxes") means (i) any net income, alternative or add-on minimum tax, gross
 -----
income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by the Company or any of its Subsidiaries, payroll, employment, excise, production, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and/or any penalty, addition to tax or additional amount imposed by any taxing authority, (ii) any liability of the Company or any of its Subsidiaries for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated or consolidated group, or arrangement whereby liability of the Company or any of its Subsidiaries for payment of such amounts was determined or taken into account with reference to the liability of any other person for any period and (iii) liability of the Company or any of its Subsidiaries with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

          "Tax Return" means all returns, declarations, reports, estimates,
           ----------
information returns and statements required to be filed by or with respect to the Company or any of its Subsidiaries in respect of any Taxes, including (i) any consolidated federal income tax return in which the Company or any of its Subsidiaries is included and (ii) any state, local or foreign income tax returns filed on a consolidated, combined or unitary basis (for purposes of determining Tax liability) in which the Company or any of its Subsidiaries is included.

          (q) Employee Benefit Plans.  The terms of each of the Employee Benefit
              ----------------------
Plans that is intended to qualify under Section 401(a) of the Code, are in substantial compliance with the applicable qualifications requirements of the Code. To the best knowledge of the Company, neither the Company nor any officer of the Company nor any Employee Benefit Plan or trust created thereunder, has engaged in any uncorrected "prohibited transaction," as defined in Code section 4975 or ERISA section 406 which could reasonably be expected to result in material liability to the Company. The Company is not a contributing employer to any "multiemployer plan," as defined in ERISA sections 3(37) or 4001(a)(3). There is no pending or, to the Company's best knowledge, threatened Litigation (other than routine claims for benefits made in the ordinary course of plan administration) relating to any Employee Benefit Plan or fiduciary with respect to any Employee Benefit Plan in connection with such fiduciaries actions or omissions in connection with such Employee Benefit Plan. With respect to all Employee Benefit Plans, the Company is in material compliance with the requirements of ERISA concerning the filing of annual reports and the distribution of descriptions and the continuation coverage requirements of COBRA set forth in ERISA sections 601-608 and Code section 4980B(f).

          (r)  Employees.   Schedule 3.1(r) of the Company Disclosure Schedule
              -----------  ----------------
sets forth by number and employment classification the approximate numbers of employees employed by the Company as of the Date hereof, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements with the Company. Except as otherwise set forth in

Schedule 3.1(r) of the Company Disclosure Schedule, the Company has not at any
---------------
time on or after January 1, 1998 had or, to the best knowledge of Company, been threatened with any work stoppages or other labor disputes or controversies with respect to its employees which had a Material Adverse Effect on the Company.

           (s) Labor Matters.  Except as disclosed on Schedule 3.1(s) of the
               -------------                          ---------------
Company Disclosure Schedule:

               (i) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

               (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against the Company or any of its Subsidiaries pending, or, to the best knowledge of the Company or any of its Subsidiaries, threatened, that, individually or in the aggregate, has had or could reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or (C) delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents;

               (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against the Company or any of its Subsidiaries pending, or, to the best knowledge of the Company or any of its Subsidiaries, threatened, that, individually or in the aggregate, has had or could reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or
     (C) delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents;

               (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the best knowledge of the Company or any of its Subsidiaries, threatened, against or involving the Company or any of its Subsidiaries that, individually or in the aggregate, has had or could reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or
     (C) delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents;

               (v) The Company and each of its Subsidiaries are in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that, individually or in the aggregate, has not had and could not reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or (C) delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents; and

               (vi) There is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of the Company or any of its Subsidiaries is or may be entitled to claim indemnification from the Company or any of its Subsidiaries pursuant to the Certificate of Incorporation or Bylaws of the Company or any provision of the comparable charter or organizational documents of any of its Subsidiaries, as provided in any indemnification agreement to which the Company or any Subsidiary of the Company is a party or pursuant to applicable Law that, individually or in the aggregate, has had or could reasonably be expected to (A) have a Material Adverse Effect on the Company, (B) impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or (C) delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

          (t) Intangible Property.  The Company and its Subsidiaries possess or
              -------------------
have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of the Company and its Subsidiaries (collectively, the "Intangible
                                                                ----------
Property"), except where the failure to possess or have adequate rights to use
--------
such properties, individually or in the aggregate, has not had and could not reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or (ii delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents. All of the Intangible Property is owned or licensed by the Company or its Subsidiaries free and clear of any and all Liens, except those that, individually or in the aggregate, have not had and could not reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii) impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or
(iii) delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents, and neither the Company nor any such

Subsidiary has forfeited or otherwise relinquished any Intangible Property which forfeiture, individually or in the aggregate, has had or could reasonably be expected to have any effect referred to in clause (i), (ii) or (iii) above. To the best knowledge of the Company, the use of the Intangible Property by the Company or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other Person and there have been no claims made and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Intangible Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that, individually or in the aggregate, has not had and could not reasonably be expected to (i) have a Material Adverse Effect on the Company, (ii) impair the ability of the Company to perform its material obligations under any of the Transaction Documents, or
(iii) delay or prevent the consummation of any of the transactions contemplated by any of the Transaction Documents.

          (u) Environmental Matters.  To the best knowledge of the Company,
              ---------------------
there are no hazardous substances in, on or under its properties that are in a condition or location that violates any applicable Laws or that has required or would require remediation under applicable Laws or give rise to a claim for damages or compensation by any affected Person or that would cause any material loss, cost, liability or expense in connection with any violation of any applicable Law, any order of any Governmental Entity or any claim by any private or public Person arising out of any exposure of any Person or property to any hazardous substance, except for any violation, remediation, damages, compensation, loss, cost, liability or expense that would not have a Material Adverse Effect on the Company.

          (v) Insurance.  The Company maintains insurance in such amounts and
              ---------
covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and each of its Subsidiaries (taking into account the cost and availability of such insurance).

          (w) Vote.  There are no approvals required of the holders of any class
              ----
or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby other than the approval of the stockholders of the Company of the Share Issuance by the affirmative vote of a majority of the total votes cast by the holders of Common Stock at a stockholders meeting.

          (x) No Brokers or Finders.  Except as set forth on Schedule 3.1(x), no
              ---------------------                          ---------------
agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company in connection with the negotiation, execution or performance of this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement, other than any such fees or commissions that have been disclosed to Purchaser and as to which the Company shall have full responsibility.

          (y) Oil and Gas Operations.  In those instances in which the Company
              ----------------------
serves as operator of a well that is currently a producing well or undergoing drilling operations, it has drilled and completed (if applicable) such well, and operated and produced such well, in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases, applicable contracts, and all applicable Laws, except where any failure or violation could not reasonably be expected to have a Material Adverse Effect on the Company. All proceeds from the sale of oil, gas and other hydrocarbons produced by the Company are being received by the Company in a timely manner and are not being held in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $2,000,000 and held in suspense in the ordinary course of business).

          (z) Marketing of Production.  Except for Contracts listed in the
              -----------------------
Company SEC Documents or on Schedule 3.1(z) of the Company Disclosure Schedule
                            ---------------
(with respect to all of which Contracts the Company represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed in accordance with the terms of the relevant Contract), there exist no Material Contracts for the sale of production from the leasehold and other interests in oil gas and other mineral properties owned by the Company or its Subsidiaries (collectively, the "Oil and Gas Properties") other than (i)
                                 ----------------------
Contracts pertaining to the sale of production at a price equal to or greater than a price that is the market price from time to time existing in the areas where the Oil and Gas Properties subject to such agreement or arrangement are located, and (ii Contracts that are cancelable on 60 days notice or less without penalty or detriment.

          (aa)  Prepayments.  Neither the Company nor any Subsidiary is
                -----------
obligated, by virtue of a prepayment arrangement, make-up right under a production sales Contract containing a "take or pay" or similar provision, production payment or any other arrangement, to deliver hydrocarbons, or proceeds from the sale thereof, attributable to any of its properties at some future time without then or thereafter being entitled to received payment of the contract price therefor, except where any such arrangement would not have a Material Adverse Effect.

          (bb) Reserve Report.  The Company acknowledges and agrees that
               --------------
Purchaser has been provided with a copy of the Reserve Report. The Company's and each Subsidiary's ownership of the Oil and Gas Properties described in the Reserve Report entitle the respective owner to receive a percentage of the oil, gas and other hydrocarbons produced from each well or unit equal to not less than the percentage set forth in the Reserve Report as the "Net Revenue Interest" for such well or unit and cause the respective owner to be obligated to bear a percentage of the cost of operation of such well or unit not greater than the percentage set forth in the Reserve Report as the "Working Interest" for such well or unit, and to the extent such percentages of production which the respective owner is entitled to receive, and shares of expenses which the respective owner is obligated to bear, may change after the date of such reports, such changes were properly reflected (based on reasonable assumptions) in preparing such report. The underlying historical information used for preparation of the Reserve Report was, at the time of delivery, true and correct in all material respects.

      Section 3.2   Representations and Warranties of Purchaser.
                    -------------------------------------------

              (a)   Organization, Standing and Power. Purchaser is a corporation
                    --------------------------------
duly organized, validly existing, and in good standing under the laws of the State of Michigan and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

              (b)   Authority.  Purchaser represents and warrants to the Company
                    ---------
that, assuming the accuracy of the representations and warranties of the Company in Section 3.1(d) hereof, (i) the purchase of the Securities and the Conversion Shares to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; (ii) the purchase of the Securities and the Conversion Shares to be purchased by it does not conflict with or violate (A) its certificate of incorporation or bylaws or (B) any law applicable to it in a manner that could materially hinder or impair the completion of any of the transactions contemplated hereby; and (iii) the purchase of Securities and the Conversion Shares to be purchased by it does not impose any penalty or other onerous condition on Purchaser that could materially hinder or impact the completion of any of the transactions contemplated hereby.

              (c)   Litigation.  As of the date hereof, there is no claim,
                    ----------
action, suit, inquiry, judicial or administrative proceeding pending or, to the best knowledge of Purchaser, threatened against it relating to any of the transactions contemplated by this Agreement or any other Transaction Document.

              (d)   Investment Intent.  Purchaser represents and warrants to the
                    -----------------
Company that (other than to the extent that rights to acquire or to have an interest in any of the Securities may be assigned to one or more of the Permitted Assignees) the Securities, including the Conversion Shares to be acquired upon conversion of the Securities, are being acquired for its own account for investment and with no intention of distributing or reselling such Securities, including the Conversion Shares to be acquired upon conversion of such Securities or any part thereof or interest therein in any transaction which would be in violation of the securities Laws of the United States of America or any state or any foreign country or jurisdiction.

              (e)   Transfer Restrictions. If Purchaser should decide to dispose
                    ---------------------
of any of the Warrants or the Conversion Shares other than pursuant to a sale or transfer to a Permitted Assignee, Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer

(individually and collectively, a "Transfer") of any such securities other than pursuant to a transfer to a Permitted Assignee or pursuant to an effective registration statement, the Company may require that the transferor of such securities provide to the Company an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to the Company, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any State or foreign securities Laws. Purchaser agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing such securities:

               THE SHARES OF COMMON STOCK (THE "SHARES") [WARRANTS] EVIDENCED
                                                ------
     HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR
                   --------------
     SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SHARES
                                                           --------
     [WARRANTS] EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE). IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

     The legend set forth above may be removed if and when the Warrants or the Conversion Shares, as the case may be, represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company. The share certificates shall also bear any additional legends required by applicable federal, state or foreign securities Laws, which legends may be removed when, in the opinion of counsel to the Company, the same are no longer required under the applicable requirements of such securities Laws. Purchaser agrees that, in connection with any Transfer of Warrants or Conversion Shares by it pursuant to an effective registration statement under the Securities Act, Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Conversion Shares.

          (f) Purchaser Status.  Purchaser represents and warrants to, and
              ----------------
covenants and agrees with the Company that (i) at the time it was offered the Securities, it was, (ii) at the

Effective Date, it is, and (ii) at the at time of the issuance of my Conversion Shares, it will be, an accredited investor as defined in Rule 501(a) under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the Company and an investment in the Securities, and is able to bear the economic risk of such investment.


                                  ARTICLE IV

                                   COVENANTS
                                   ---------

      Section 4.1   Furnishing of Information.  As long as Purchaser owns
                    -------------------------
Conversion Shares representing (or Securities convertible into or exercisable for) at least 5% of the aggregate number of shares of Common Stock then outstanding, from and after the Date hereof the Company will promptly furnish to Purchaser all reports (including all exhibits thereto) filed by it pursuant to
Section 13(a) or 15(d) of the Exchange Act (or if the Company is not at the time required to file reports pursuant to said Section 13(a) or 15(d), annual and quarterly reports comparable to those required by Sections 13(a) or 15(d) of the Exchange Act).

      Section 4.2   Stockholder Approval; Proxy Statement.  The Company shall
                    -------------------------------------
take all actions necessary or desirable, in the opinion of the Company and Purchaser, in accordance with its Certificate of Incorporation, and Bylaws, the rules of Nasdaq and other applicable Law to call a meeting of its stockholders or by consent in lieu of such meeting (the "Stockholders' Meeting") to be held
                                            ---------------------
as promptly as practicable after the date hereof for the purpose of approving
the Share Issuance.   The Company and Purchaser shall consult with each other in connection with Stockholders' Meeting. The Company shall use its best efforts to cause the Board (a) to recommend to the Company's stockholders approval of the Share Issuance (b) not to withdraw, modify or change such recommendation and
(c) to continue to recommend to the stockholders of the Company the approval and the adoption of such matters. As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement with respect to the approval and adoption by the Company's stockholders of the Share Issuance. As promptly as practicable after the clearance of the Proxy Statement by the SEC, the Company shall mail the Proxy Statement to its stockholders of record at least 10 calendar days prior to the Stockholders' Meeting and shall use its reasonable best efforts to solicit and obtain the affirmative vote of the requisite percentage of the stockholders of the Company with respect to approval of the Share Issuance.

      Section 4.3   Nasdaq Listing.  The Company will  file a listing
                    --------------
application with Nasdaq with respect to the Conversion Shares promptly following after the date hereof and Purchaser shall be entitled to review and comment on such listing application and the submission of any other materials to Nasdaq in connection with the listing of the Conversion Shares. The Company shall use its reasonable best efforts to cause the Conversion Shares to be approved for listing on Nasdaq, subject to official notice of issuance.

      Section 4.4   Approvals.  The Company and Purchaser each agree to
                    ---------
cooperate and use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to all) Approvals that may be necessary or which may be reasonably requested by the Company or Purchaser to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

      Section 4.5   HSR Act Notification.  To the extent it is determined that
                    --------------------
the HSR Act will be applicable to the acquisition of any of the Conversion Shares by Purchaser, each of the parties hereto shall (a) file or cause to be filed, as promptly as practicable after the Effective Date, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (b) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning the transactions contemplated hereby, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act.

      Section 4.6   Board of Directors.  As of the date hereof, the Board is
                    ------------------
comprised of the individuals listed on Schedule 4.6 to the Company Disclosure
                                       ------------
Schedule. At any time and from time to time until December 31, 2005, the Company, at the request of Purchaser, shall take, or cause to be taken, such action as may be necessary or advisable to ensure that the Board shall consist of no more than eight individuals, including two individuals designated by Purchaser; provided, however, that Purchaser shall not be entitled to designate individuals for election or appointment to the Board during the period beginning with the filing of the Company's proxy statement for its annual meeting of stockholders and ending with the day of such annual meeting.

      Section 4.7   Right of First Offer
                    --------------------

              (a) No later than forty (40) calendar days prior to the consummation of any Private Placement, and subject to paragraph (e) below, the Company will deliver to Purchaser, a written notice (the "Offer Notice")
                                                          ------------
specifying (i) the aggregate amount of cash consideration (the "Offer Price")
                                                                -----------
for which the Company proposes to sell the securities that are the subject of the Private Placement (the "Offered Securities"), (ii) the identity of the
                            ------------------
purchaser in such Private Placement, and (iii) and all other material terms of the proposed Private Placement. If the Purchaser delivers to the Company a written notice (an "ROFO Acceptance Notice") within thirty (30) days following
                    ----------------------
delivery of the Offer Notice (the "ROFO Acceptance Period"), stating that the
                                   ----------------------
Purchaser is willing to purchase all or a portion of the Offered Securities on the terms set forth in the Offer Notice (the "ROFO Accepted Securities"), the
                                              ------------------------
Company will sell such ROFO Accepted Securities to the Purchaser, and the Purchaser will purchase such ROFO Accepted Securities from the Company, on the proposed terms and subject to the conditions set forth below.

          (b) The consummation of any purchase of the Offered Securities by the Purchaser pursuant to this Section 4.7 (the "ROFO Closing") will occur on the
                                             ------------
fifth Business Day following the delivery of the ROFO Acceptance Notice (such five (5) Business Day period being referred to herein as the "ROFO Closing
                                                              ------------
Period") at the principal executive offices of the Company at 10:00 a.m.
------
(Central Time). At the ROFO Closing, the Purchaser will deliver to the Company by certified or official bank check or wire transfer to an account designated by the Company an amount in immediately available funds equal to (i) in the event the ROFO Accepted Securities consist of all the Offered Securities, the Offer Price, or (ii) in the event the ROFO Accepted Securities consist of less than all the Offered Securities, an amount equal to the Offer Price multiplied by a fraction, the numerator of which is the number ROFO Accepted Securities and the denominator of which is the total number of Offered Securities. Upon receipt or acknowledgment of payment for the ROFO Accepted Securities, the Company will deliver one or more certificates evidencing the ROFO Accepted Securities, together with such other duly executed instruments or documents (executed by the Company) as may be reasonably requested by the Purchaser to acquire the ROFO Accepted Securities free and clear of any and all Encumbrances, except for Encumbrances created by this Agreement, federal or state securities law or the Purchaser or as specified in the Offer Notice, and the Company will be deemed to represent and warrant to the Purchaser that, upon the ROFO Closing, the Company will convey and the Purchaser will acquire the entire record and beneficial ownership of, and good and valid title to, the ROFO Accepted Securities, free and clear of any and all Encumbrances, except for Encumbrances created by this Agreement, federal or state securities laws or the Purchaser or as described in the Offer Notice.

          (c) If (i) the ROFO Accepted Securities consist of less than all of the Offered Securities, or (ii) no Acceptance Notice is delivered to the Company prior to the expiration of the ROFO Acceptance Period, then the Company may sell any portion of the Offered Securities not offered to be purchased by the Purchaser, at a price equal to or greater than that specified in the Offer Notice and on payment terms no less favorable to the Company than those specified in the Offer Notice.

          (d) If an Acceptance Notice is delivered to the Company prior to the expiration of the ROFO Acceptance Period but the ROFO Closing fails to occur prior to the expiration of the ROFO Closing Period (unless the Purchaser was ready, willing and able prior to the expiration of the ROFO Closing Period to consummate the transactions to be consummated by the Purchaser at the ROFO Closing), the Company may (without affecting its rights, if any, arising out of such failure) consummate the Private Placement by selling at any time during a period not to exceed 180 calendar days immediately following the expiration of the ROFO Acceptance Period, the ROFO Accepted Securities at a price at least equal to the Per Share Acquisition Price and upon other terms not materially less favorable to the Company than those set forth in the Offer Notice.

          (e) Anything in this Section 4.7 to the contrary notwithstanding, the Company shall be under no obligation to provide an Offer Notice if the Per Share Acquisition Price is equal to or greater than (i) $3.00, for a Private Placement prior to the first anniversary of the approval of the Share Issuance by the requisite vote of the Company's stockholders (the "Stockholder Approval"), (ii) $3.50, for a Private Placement on or before the
 --------------------
second anniversary of the Stockholder Approval, or (iii) $4.00, for a Private Placement occurring prior to the termination of this Agreement.

      Section 4.8   Concurrent Deliveries.
                    ---------------------

              (a) Concurrently herewith Purchaser is delivering to the Company the Purchase Price for the Securities in accordance with Article II hereof;

              (b) Concurrently herewith the Company is delivering to Purchaser the following:

                    (i)   Securities.  The Convertible Note and the Warrants;
                          ----------

                    (ii)  Consents Under Agreements. The original of each
                          -------------------------
       consent or Approval, if any, pursuant to Section 4.4; and

                    (iii) Legal Opinion.  The opinion of Vinson & Elkins L.L.P.,
                          -------------
     corporate counsel to the Company, an opinion dated the date hereof, in substantially the form attached as Exhibit A hereto.
                                        ---------

                                   ARTICLE V

                                INDEMNIFICATION
                                ---------------

      Section 5.1   Indemnification of Purchaser.  Subject to the provisions of
                    ----------------------------
this Article V, the Company agrees to indemnify and hold harmless the Purchaser Indemnified Parties from and against any and all Purchaser Indemnified Costs.

      Section 5.2   Indemnification of Company.  Subject to the provisions of
                    --------------------------
this Article V, Purchaser agrees to indemnify and hold harmless the Company from and against any and all Company Indemnified Costs.

      Section 5.3   Defense of Third-Party Claims.  An Indemnified Party shall
                    -----------------------------
give prompt written notice to any person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this Section 5.3 unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

          (a) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Party shall pay the attorneys' fees of one counsel (provided that if any such third-party action is brought in a jurisdiction other than the State of Delaware, the Indemnifying Party shall also pay the attorney's fees of one local counsel) to the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such third-party action, (ii the Indemnifying Parties shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, (ii counsel to the Indemnified Party shall have reasonably concluded that there may be defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (iv counsel to the Indemnified Party and the Indemnifying Party shall have advised their respective clients in writing, with a copy delivered to the other party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel), or (v) the third-party action is a proceeding brought by a stockholder of the Company (in such stockholder's name or derivatively on behalf of the Company) in respect of the transactions contemplated by this Agreement;

          (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have a material adverse effect on its business;

          (c) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

          (d) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action
(i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time; or (ii to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article V and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

      Section 5.4   Direct Claims.  In any case in which an Indemnified Party
                    -------------
seeks indemnification hereunder which is not subject to Section 5.3 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

      Section 5.5   Limitations.  The provisions of this Section 5.5 shall be
                    -----------
applicable to all claims for indemnification:

              (a)   Minimum Loss.  No Indemnifying Party shall be required to
                    ------------
indemnify an Indemnified Party for Indemnified Costs unless and until the aggregate amount of such Indemnified Costs for which the Indemnified Party is otherwise entitled to indemnification pursuant to this Article V exceeds $100,000 (the "Minimum Loss"). After the Minimum Loss is exceeded, the Indemnified Party shall be entitled to be paid the entire amount of its Indemnified Representation Costs in excess of (but not including) the Minimum Loss, subject to the limitations on recovery and recourse set forth in this
Section 5.5.

              (b)   Limitation as to Time. No Indemnifying Party shall be liable
                    ---------------------
for any Indemnified Costs pursuant to this Article V unless a written claim for indemnification in accordance with Section 5.3 or 5.4 is given by the Indemnified Party to the Indemnifying Party with respect thereto on or before the later to occur of (i) two years from the conversion of the Conversion Note, or (ii) provided the Conversion Note has not previously been converted for Conversion Shares, six months after maturity of the Conversion Note.


                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

      Section 6.1   Survival of Provisions.  Subject to the provision of Section
                    ----------------------
5.5, the representations, warranties and covenants (including the indemnification obligations) of the Company and Purchaser made herein or in any other Transaction Document shall remain operative and in full force and effect pursuant to their terms regardless of any investigation made by or on behalf of Purchaser or the Company, as the case may be.

      Section 6.2   No Waiver; Modification in Writing.  No failure or delay on
                    ----------------------------------
the part of the Company or Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Purchaser at law or in equity. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company, on the one hand, and Purchaser or its Permitted Assignees, on the other hand, provided that notice of any such waiver shall be given to each party hereto as set forth below. Any amendment, supplement or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle the other party to any other or further notice or demand in similar or other circumstances.

      Section 6.3   Specific Performance.  The parties recognize that in the
                    --------------------
event the Company should refuse to perform under the provisions of this Agreement or any other Transaction Document, monetary damages alone will not be adequate. Purchaser shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement and of the obligations undertaken by the Company or its stockholders in any of the other Transaction Documents, including, but not limited to, the Voting Agreement. In the event of any action to enforce this Agreement or any other Transaction Document specifically, the Company hereby waives the defense that there is an adequate remedy at law.

      Section 6.4   Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

      Section 6.5   Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and, except as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, except as set forth in Article V which is intended for the benefit of all Indemnified Parties, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 6.6   Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of two business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

          (d)  If to Purchaser, to:

               Guardian Energy Management Corp.
               2300 Harmon Road
               Auburn Hills, Michigan 48326-1714
               Attention:  Vice President - Operations
               Facsimile:  (248) 340-2258

               with a copy to:

               Guardian Energy Management Corp.
               2300 Harmon Road
               Auburn Hills, Michigan 48326-1714
               Attention:  Secretary
               Facsimile:  (248) 340-2175

          (e)  If to the Company, to:

               Miller Exploration Company
               3104 Logan Valley Road
               Traverse City, Michigan  49685
               Attention:  Chief Executive Officer
               Facsimile:  (231) 941-8312

               with a copy to:

               Vinson & Elkins L.L.P.
               3700 Trammell Crow Center
               2001 Ross Avenue
               Dallas, Texas  75201
               Attention:  Mark Early
               Facsimile: (214) 999-7895

     Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if by facsimile transmission, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

      Section 6.7   Counterparts.  This Agreement may be executed and delivered
                    ------------
(including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      Section 6.8   Shared Expenses.  All expenses associated with the
                    ---------------
preparation of this and the other Transaction Documents, up to a maximum of $30,000, shall be shared equally by the Company and Purchaser.

      Section 6.9   Entire Agreement.  This Agreement (which term shall be
                    ----------------
deemed to include the Exhibits and Schedules hereto and the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement.

      Section 6.10  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                    -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.

      Section 6.11  Public Announcements.  The Company, on the one hand, and
                    --------------------
Purchaser, on the other, shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, except for statements required by Law or by any listing agreements with any national securities exchange or the National Association of Securities Dealers, Inc., or made in disclosures filed pursuant to the Securities Act or the Securities Exchange Act of 1934.

      Section 6.12  Assignment.  Neither this Agreement nor any of the rights,
                    ----------
interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of Law or otherwise; provided, however, that upon notice to the Company assignments may be made to any of the following Persons, and Persons controlled thereby (each a "Permitted Assignee"), (a) Purchaser may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate thereof and to any of Jordan Exploration Company LLC, Martin G. Lagina, Robert M. Boeve, Wayne Sterenberg or Craig Tester, and (b) nothing in this Agreement shall limit Purchaser's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Purchaser without the consent of the Company. The Company shall execute an acknowledgment of such collateral assignments in such forms as Purchaser's lenders may from time to time reasonably request; provided, however, that unless w ritten notice is given to the Company that any such collateral assignment has been foreclosed upon, the Company shall be entitled to deal exclusively with Purchaser as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Purchaser's assigns. Any attempted assignment in violation of this Section shall be null and void.


           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                              MILLER EXPLORATION COMPANY



                              By: /s/ Kelly E. Miller
                                  ------------------------------
                              Name: Kelly E. Miller
                                    ----------------------------
                              Title:  President
                                     ---------------------------


                              GUARDIAN ENERGY MANAGEMENT CORP.



                              By:  /s/ Paul A. Halpern
                                  ------------------------------
                              Name: Paul A. Halpern
                                    ----------------------------
                              Title: Vice President - Operations
                                     ---------------------------